CUSIP No. 292448206	Exhibit 99.3

Translation into English for Convenience Purposes Only

FRANCISCO LOZANO NORIEGA, ESQ.
TOMAS LOZANO MOLINA, ESQ.
G. SCHILA OLIVERA GONZALEZ, ESQ.
NOTARIES 87, 10 and 2007 of the FEDERAL DISTRICT

VOLUME TEN THOUSAND FIVE HUNDRED AND FORTY-FOUR. TLM/AES.

PUBLIC DEED TWO HUNDRED AND EIGHTY-FOUR THOUSAND THREE HUNDRED AND FOUR.

IN MEXICO, THE FEDERAL DISTRICT, on the thirteenth day of September of two thousand two.

I, GEORGINA SCHILA OLIVERA GONZALEZ, Notary Number two hundred and seven, associate of TOMAS LOZANO MOLINA, Notary Number Ten of the Federal District, do record:

A GENERAL POWER OF ATTORNEY,

granted by

MRS. LUCRECIA LARREGUI GONZALEZ DE ARAMBURUZABALA

to

MRS. MARIA ASUNCION ARAMBURUZABALA LARREGUI

to be exercised by her in accordance with the following

CLAUSES:

ARTICLE ONE

A general power of attorney for lawsuits and collections, with all such general powers, and even such special powers, as the law may require a special power of attorney or a special clause, pursuant to the first paragraph of Article Two Thousand Five Hundred and Fifty-Four of the Civil Code in force in the Federal District, and its correlative codes in all of the States of the Republic of Mexico.

Set forth as examples and not in a limitative manner, among other powers, the following are mentioned:

I. To bring and the dismiss all manner of proceedings, including constitutional proceedings (amparos).

II. To make settlements.

III. To submit to arbitrators.

IV. To pose and to answer interrogatories, including in labor matters.

V. To make challenges.

VI. To transfer assets.

VII. To receive payments.

VIII. To submit accusations and grievances in criminal matters and to withdraw them when the law so permits.

IX. To join as a civil party with the office of the prosecutor and to demand civil damages.

ARTICLE TWO

The faculty referred to in the preceding article shall be exercised in relation to private parties and before all kinds of administrative or judicial authorities, including those of a federal or local character, as well as before conciliation and arbitration panels, whether local or federal, and labor authorities.

ARTICLE THREE

A general power of attorney for acts of administration in accordance with the second paragraph of the mentioned Article Two Thousand Five Hundred and Fifty-Four of the Civil Code.

ARTICLE FOUR

A power of attorney in labor matters, with express powers to pose and to answer interrogatories, in accordance with that provided for in Article Seven Hundred and Eighty-Six of the Federal Labor Law, with powers to manage labor relations and to conciliate in accordance with that provided for in Article Eleven and in Sections One and Six of Article Eight Hundred and Seventy-Six of the mentioned law, as well as to appear before the courts, in accordance with Sections One, Two, and Three of Article Six Hundred and Ninety-Two and Article Eight Hundred and Seventy-Eight of the mentioned law.

ARTICLE FIVE

A general power of attorney for acts of ownership pursuant to the third paragraph of the mentioned article of the Civil Code.

ARTICLE SIX

A power of attorney to issue and to sign negotiable instruments in accordance with the terms of Article Ninth of the General Law on Credit Transactions and Negotiable Instruments.

ARTICLE SEVEN

A power to grant general and special powers of attorney and to revoke either.

ARTICLE EIGHT

The power to grant, to such persons as they may designate as attorneys-in-fact, the power to effect substitution, in turn, for such powers as they may grant.

I DO CERTIFY:

I. That I know the appearing party and I believe that she has legal capacity to make this record and I advised her of the penalties incurred for making false declarations, attesting her to act with the truth.

II. The appearing party stated that she is:

A Mexican by naturalization, in accordance with the naturalization letter number four thousand five hundred and forty-two issued by the Ministry of Foreign Affairs, dated July fifteenth in the year of nineteen hundred and seventy-two,  originating from Toluca, the State of Mexico, at which place she was born on the first day of January in the year nineteen hundred and thirty-nine, and that she is unmarried, housewife, with her domicile at the street address of Paseo de los Tamarindos, number four hundred B, twenty-fifth floor, Colonia Bosques de las Lomas, Delegacion Cuajimalpla, zip code zero five thousand one hundred and twenty.

III. That I had documents mentioned in this deed before me.

IV. That I identified myself as a notary public to the appearing party and I informed her of her right to personally read this public deed and that its contents be explained to her by the notery public, which rights she exercised.

V. That, upon reading aloud and explaining to the appearing party its legal value, scope and consequences, she stated that she accepted it and understood it, and she has signed it in my presence on the eighth day of october of the present year.

UPON WHICH, I HAVE DEFINITIVELY AUTHORIZED IT.

I DO SO ATTEST.

One signature.

G.S. Olivera Gonzalez.                                 Flourish or initials.

The authorizing seal.

FRANCISCO LOZANO NORIEGA, ESQ.
TOMAS LOZANO MOLINA, ESQ.
G. SCHILA OLIVERA GONZALEZ, ESQ.
NOTARIES 87, 10 and 2007 of the FEDERAL DISTRICT

In order to comply with that provided for in Article Two Thousand Five Hundred and Fifty-Four of the Civil Code in force in the Federal District, the following is transcribed:

"Article 2,554

In all general powers of attorney for lawsuits and collections, it shall be sufficient to set forth that they are granted with all such general and special powers that may require a special clause in accordance with the law in order for them to be deemed to be granted with no limitation whatsoever.

In general powers of attorney to administer property, it shall be sufficient to set forth that they are granted with this character in order for the attorney-in-fact to hold all manner of powers of administration.

In general powers of attorney to exercise acts of ownership it shall be sufficient to set forth that they are granted with this character in order for the attorney-in-fact to hold all manner of powers of ownership, both with respect to the property as well as for executing all manner of transactions for the purpose safeguarding it.

In the three cases mentioned above, when it is desired that a limitation be placed on the powers of the attorneys-in-fact, such limitations shall be set forth, or the powers shall be special.

Notaries shall insert this article into all evidentiary copies of the powers of attorney that they issue."

I DO ISSUE THIS FIRST EVIDENTIARY COPY (FIRST COPY, IN SEQUENTIAL ORDER) FOR THE ATTORNEY-IN-FACT, MRS. MARIA ASUNCION ARAMBURUZABALA LARREGUI

ON THREE PAGES.

IN MEXICO, THE FEDERAL DISTRICT, ON THE TENTH DAY OF OCTOBER IN THE YEAR TWO THOUSAND AND TWO.

PROOFREAD. I DO SO ATTEST.